Exhibit 10.4
SNOWFLAKE INC.
2012 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)
Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, SNOWFLAKE INC. (the “Company”) has granted you an option under its 2012 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of your option are as follows:
1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.
3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.
4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:
(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;
(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;
(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and
(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its

Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:
(a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.
(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
(c) Pursuant to the following deferred payment alternative:
(i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.
(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.
(iii) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.
6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.
7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
8. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a) immediately upon the termination of your Continuous Service for Cause;
(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
(c) twelve (12) months after the termination of your Continuous Service due to your Disability;
(d) eighteen (18) months after your death if you die during your Continuous Service;
(e) the Expiration Date indicated in your Grant Notice; or
(f) the day before the tenth (10th) anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 8(b) or 8(c) above, the term of your option shall not expire until the earlier of eighteen (18) months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth (10th) anniversary of the Date of Grant.
If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.
9. EXERCISE.
(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.
(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.
(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
10. TRANSFERABILITY.
(a) If your option is an Incentive Stock Option, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.
(b) If your option is a Nonstatutory Stock Option, your option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under Rule 701 of the Securities Act.
11. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant shall apply. The Company’s right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.
12. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.
13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
14. WITHHOLDING OBLIGATIONS.
(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.
(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.
(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.
16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

SNOWFLAKE INC.
2012 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
(INTERNATIONAL)
Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, including any special terms and conditions for your country set forth in the appendix attached hereto as Exhibit A (the “Appendix” and, together with the Option Agreement, the “Agreement”), SNOWFLAKE INC. (the “Company”) has granted you an option under its 2012 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.VESTING. Subject to the provisions contained in this Option Agreement, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service. For purposes of your option, your Continuous Service will be considered terminated (regardless of the reason of termination or applicable employment or other laws or rules in the jurisdiction where you are providing service) effective as of the date that is the earlier of (a) the date on which you receive written notice of such termination; and (b) the date you are no longer actively employed or providing services to the Company or any Affiliate, regardless of any notice period or period of pay in lieu of such notice mandated under applicable laws. The Board shall have the exclusive jurisdiction to determine when you are no longer actively employed or providing services for purposes of the Plan, including whether you still may be considered to be employed or providing services while on a leave of absence.
2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.
3. METHOD OF PAYMENT; CURRENCY. You must pay the full amount of the exercise price for the shares you wish to exercise (including any Tax-Related Items, defined in Section 13(a) below). Unless otherwise determined by the Company at the time of exercise, all amounts due are payable in United States dollars calculated by reference to the applicable to the local currency to United States dollar exchange rate published in The Wall Street Journal on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States). Neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the option or of any amounts due to you pursuant to the exercise of the option or the subsequent sale of any shares of Common Stock acquired upon exercise. You may pay the exercise price only in such manner as permitted by your Grant Notice, which may include one or more of the following:
(a) Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.
(b) Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your obligations for Tax-Related Items.
4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.
5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
6. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a) immediately upon the termination of your Continuous Service for Cause;
(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
(c) twelve (12) months after the termination of your Continuous Service due to your Disability;
(d) eighteen (18) months after your death if you die during your Continuous Service;
(e) the Expiration Date indicated in your Grant Notice; or
(f) the day before the tenth (10th) anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 6(b) or 6(c) above, the term of your option shall not expire until the earlier of eighteen (18) months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth (10th)

anniversary of the Date of Grant. In addition, your option may also be terminated earlier in connection with a Corporate Transaction, as provided in the Plan.
7. EXERCISE.
(a) You may generally exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, in accordance with the option exercise procedures established by the Company, which may include an electronic submission.
(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any Tax-Related Items of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.
8. LOCK-UP IN CONNECTION WITH PUBLIC OFFERING. By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.
10. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.
11. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.
12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate. The grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options or benefits in lieu of options, and all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company.
13. RESPONSIBILITY FOR TAXES.
(a) You acknowledge that, regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your option, including, but not limited to, the grant, vesting or exercise of your option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge and agree that you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b) Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by withholding from: (i) your wages or other cash compensation paid to you by the Company and/or the Employer, (ii) proceeds of the sale of shares of Common Stock acquired at exercise of your option and sold either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); and/or (iii) withholding a number of shares of Common Stock that are otherwise deliverable to you upon exercise having a fair market value determined by the Company as of the date of the relevant taxable or tax withholding event, as applicable.

(c) Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
(d) You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You acknowledge and agree that the Company may refuse to honor the exercise and refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of the shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
14. PERSONAL DATA.
The following provisions shall only apply to you if you reside outside the US, the EU and EEA:
(a) You voluntarily consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Option Agreement and any other Plan materials (“Data”) by and among, as applicable, the Company and any Affiliate or Employer for the exclusive purpose of implementing, administering, and managing your participation in the Plan.
(b) You understand that the Company and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c) You understand that Data may be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan.  You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than your country.  You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan.
(d) You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that if you reside in certain jurisdictions outside the United States, to the extent required by applicable laws, you may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the option, in any case without cost, by contacting in writing your local human resources representative.  Further, you understand that you are providing these consents on a purely voluntary basis.  If you do not consent or if you later seek to revoke your consent, your engagement as a service provider with the Company or an Affiliate will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company will not be able to grant you awards under the Plan or administer or maintain awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan (including the right to retain the option).  You understand that you may contact your local human resources representative for more information on the consequences of your refusal to consent or withdrawal of consent.
The following provisions shall only apply to you if you reside in the EU or EEA:
(e) Data Collected and Purposes of Collection.  You understand that the Company, acting as controller, as well as the Employer, may collect, to the extent permissible under applicable law, certain personal information about you, including name, home address and telephone number, information necessary to process the option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all options granted, canceled, vested, unvested or outstanding in your favor, and where applicable service termination date and reason for termination  (all such personal information is referred to as “Data”).  The Data is collected from you, the Employer, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Option Agreement.  The legal basis (that is, the legal justification) for processing the Data is to perform the Option Agreement.  The Data must be provided in order for you to participate in the Plan and for the parties to the Option Agreement to perform their respective obligations thereunder.  If you do not provide Data, you will not be able to participate in the Plan and become a party to the Option Agreement.
(f) Transfers and Retention of Data.  You understand that the Employer will transfer Data to the Company for purposes of plan administration. The Company and the Employer may also transfer your Data to other service providers (such as accounting firms, payroll processing firms or tax firms) as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of the Option Agreement.  You understand that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission.  Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made pursuant to a European Commission-approved transfer mechanism, such as the standard contractual clauses or Binding Corporate Rules, a copy of which may be obtained on request. You understand that Data will be held only as long as is necessary to implement, administer and manage your rights and obligations under the Option Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of the Option Agreement.

(g) Your Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date.  You are entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  You also have the right to request access to your Data as well as additional information about the processing of that Data.  Further, you are entitled to object to the processing of Data or have your Data erased, under certain circumstances.  As from May 25, 2018, and subject to conditions set forth in applicable law, you also are entitled to (i) restrict the processing of your Data so that it is stored but not actively processed (e.g., while the Company assesses whether you are entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to the Option Agreement or generated by you, in a common machine-readable format.  To exercise your rights, you may contact the Company’s privacy team at privacy@snowflake.com.  You may also contact the relevant data protection supervisory authority, as you have the right to lodge a complaint.
15. NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five (5) days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
16. EFFECT ON OTHER EMPLOYEE BENEFITS. The value of this option is an extraordinary item of compensation, which is outside the scope of your employment, service contract or consulting agreement, if any. The value of this option will not be included as compensation, earnings, salary, or other similar terms used when calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
17. SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
18. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the option and on any shares of Common Stock purchased upon exercise of the option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19. LANGUAGE. If you have received this Option Agreement, or any other document related to the option and/or the Plan, translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20. GOVERNING LAW / VENUE. This Option Agreement is governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts within San Mateo County, State of California, and no other courts, where this grant is made and/or to be performed.
21. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

SNOWFLAKE INC.
2012 EQUITY INCENTIVE PLAN
APPENDIX A
TO OPTION AGREEMENT (INTERNATIONAL)
Terms and Conditions
This Appendix forms part of the Option Agreement (International) and includes special terms and conditions that govern the option granted to you under the Plan if you reside or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Option Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of May 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise the option or sell shares of Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
AUSTRALIA
Breach of Law. Notwithstanding anything else in the Plan or the Option Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. If you acquire shares of Common Stock upon exercise of the option and subsequently offer the shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law, and you should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
Personal Data. Section 14 of the Option Agreement is deleted and replaced with the following:
14. Personal Data. You explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of your personal data than Australia. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of the Common Stock acquired upon the exercise of the Option. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or for the period required by law, whichever is the longer. You may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. You acknowledge that further information on how your employer, the Company and its Affiliates collect, hold, use and disclose Data and other personal information (and how you can access, correct or complain about the handling of that Data or other personal information by your employer, the Company and its Affiliates) can be found in the privacy policies of your employer, the Company and its Affiliates (as applicable).
CANADA
Method of Payment. Notwithstanding Section 3 of the Option Agreement and the Grant Notice, you are prohibited from paying the exercise price using the methods set forth in Section 3(b) of the Option Agreement.
Continuous Service. This provision supplements the definition of “Continuous Service” set out in the Plan. The Participant’s Continuous Service will be determined without regard to any period of statutory, contractual, common law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment.

Foreign Asset/Account Reporting Information. If you are a Canadian resident, you may be required to report your foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the Plan and may include the option. The option must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if you own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult with a personal advisor to ensure compliance with the applicable reporting requirements.
The following provisions apply only if you reside in Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
DENMARK
Securities Disclosure. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Denmark.
Labor/Employment. IMPORTANT – STATEMENT UNDER SECTION 3(1) OF THE ACT ON STOCK OPTIONS
Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive information regarding the Plan in a separate written statement in Danish.
The full statement containing the information about your rights under the Plan and the Stock Option Act is attached as a separate written statement to this Agreement.
Taxation. The Participation in the Plan is covered by the Danish Tax Assessment Act section 7P. The tax treatment is intended to be accordingly beneficial to the extent provided under law.
FINLAND
Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Finland.
FRANCE
Language Acknowledgement: You confirm having read and understood the documents relating to the Plan, including the Option Agreement, with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. Vous confirmez avoir lu et compris le Plan et cette convention («Agreement») et les Terms et Conditions, incluant tous leurs terms et conditions, qui ont été transmis en langue anglaise. Vouz acceptez les dispositions de ces documents en connaissance de cause.
Tax Reporting Information. The option is not intended to qualify for special tax or social security treatment in France. If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.
GERMANY
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) in both German and English. You are responsible for making this report.
INDIA
Exercise Restriction. The following supplements the Grant Notice and Section 3 of the Option Agreement.
You must comply at the time of exercise with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments thereto (“FEMA”). To this end, you will not be permitted to pay the exercise price by a "sell to cover" arrangement where you sell some, but not all, of the shares purchased on exercise of the option (although the Company reserves the right to allow such method of payment depending on the development of local law). In addition, you may be required on exercise of your option to immediately sell all shares purchased on exercise in order to facilitate any required repatriation of proceeds in connection with your shares of Common Stock issued on exercise of your option.
Term. The following supplements Section 5 of the Option Agreement.
Due to tax considerations in India, you are not permitted to exercise your option until the Company’s Common Stock is publicly traded, quoted or listed on a recognized exchange or securities market and is not subject to a market stand-off or Lock-Up Period (or until another liquidity event, as determined by the Committee, has occurred) (in either case, “India Liquidity Event”).
If the exercise of the option following the termination of your Continuous Service (other than for Cause) would be prohibited because the India Liquidity Event has not yet occurred, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service (or twelve (12) months if your termination was due to Disability or eighteen (18) months if your termination was due to death);

Exchange Control Information. You understand that you must repatriate any proceeds from the sale of shares of Common stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.
Tax Reporting Information. The amount subject to tax may partially be dependent upon a valuation of the share of Company stock. The Company has no responsibility or obligation to obtain the most favorable valuation possible.
Foreign Asset/Account Reporting Information. You are responsible for complying with any requirement to report or declare any assets (including shares of Company stock) that you hold outside of India.
IRELAND
There are no country-specific provisions.
ITALY
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including options, cash, shares of Common Stock) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You are responsible for complying with applicable reporting obligations and should speak to your personal legal advisor on this matter.
JAPAN
Exchange Control Information. If the payment amount to purchase shares of Common Stock in one transaction exceeds ¥30,000,000, you must file a Payment Report with the Ministry of Finance (the “MOF”) (through the Bank of Japan or the bank through which the payment was effected). If the payment amount to purchase shares of Common Stock in one transaction exceeds ¥100,000,000, you must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF (through the Bank of Japan).
Foreign Asset/Account Reporting Information. You will be required to report details of any assets held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether the requirement extends to any outstanding Options, shares of Common Stock and/or cash acquired under the Plan.
NETHERLANDS
Prohibition Against Insider Trading. You should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. Below is a discussion of the applicable restrictions. You are advised to read the discussion carefully to determine whether the insider rules could apply to you. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. You are responsible for ensuring compliance with these rules.
Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, Grantee is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.
Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Option Agreement and participating in the Plan. you acknowledge having read and understood the notification above and acknowledges that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein.
Securities Disclaimer. The grant of the option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands.
NEW ZEALAND
Securities Law Information. WARNING: You are being offered options which, upon vesting and exercise in accordance with the terms of the Agreement and the Plan, will enable you to acquire shares of Company Stock. The shares of Common Stock, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is a small offer. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
POLAND
Exchange Control Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Further, if you transfer funds in excess of €15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
SINGAPORE
Securities Law Information. The option is granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the option is subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant of the Option or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation. If you are the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of one of the Company’s Affiliates in Singapore, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing within two business days of any of the following events: (i) acquiring or disposing of an interest in the Company (e.g., options or shares of Common Stock) or in any Affiliate of the Company, (ii) any change in a previously-disclosed interest (e.g., upon exercise of the option), or (iii) becoming the CEO or a director, associate director or shadow director of an Affiliate of the Company in Singapore, if you hold such an interest at that time.
SLOVAK REPUBLIC
Foreign Assets Reporting Information. If you permanently reside in the Slovak Republic and, apart from being employed, carry on business activities as an independent entrepreneur (in Slovakian, podnikatel), you will be obligated to report your foreign assets (including any foreign securities such as Shares acquired under the Plan) to the National Bank of Slovakia if the value of the foreign assets exceeds a certain threshold. These reports must be submitted on a monthly basis by the 15th day of the respective calendar month, as well as on a quarterly basis by the 15th day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia's website at www.nbs.sk.
Furthermore, if the above preconditions are met (i.e., permanent residence in the Slovak Republic and entrepreneurial activities in addition to the employment), you will be obliged to report certain additional information under Section 34b of Act No. 566/1992 Coll. on National Bank of Slovakia as amended. This information is mostly of general nature and contains personal identification data of you - place and date of birth, birth certificate number, academic degree, etc., as well as telephone and fax number and e-mail address of you, if any.
Securities Disclaimer. The grant of the option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Slovak Republic.
Personal Data Protection. The national identification number (in Slovak: rodné číslo) may be used for identification of you only if required to achieve the determined purpose of processing. It is forbidden to make national identification number public; the only exception is when the data subject made the national identification number public by itself.
SPAIN
Securities Law Information. The grant of the option and the shares of Common Stock issued pursuant to the exercise of the option are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor this Option Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus.
Exchange Control Information. The acquisition, ownership and disposition of shares must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If you acquire shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for the you; otherwise, you will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds certain thresholds, the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information. To the extent you hold rights or assets outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000.
Further, you will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares made to the Grantee under the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the relevant year, exceed €1,000,000.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Securities Law Notification. The grant of the option is considered a private offering and therefore is not subject to securities registration in Switzerland.

UNITED KINGDOM
Option Not a Service Contract. The following supplements Section 12 of the Option Agreement:
You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest or exercise your option, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.
Responsibility for Taxes. The following supplements Section 13 of the Option Agreement:
(e) Without limitation to Section 13 of the Option Agreement, you agree that you are liable for all Tax-Related Items and you hereby covenant to pay all such Tax- Related Items, as and when requested by the Company and/or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and/or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
(f) As a condition of the vesting of your option, you agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, by accepting this option, you agree to enter into a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the “NIC Joint Election”), a copy of which is attached to this Appendix A and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer NICs from you by any of the means set forth in Section 13 of the Option Agreement.
(g) As a condition of the vesting of the option, you agree to enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA 2003) (the “Section 431 Election”), a copy of which is attached to this Appendix A, and that you will not revoke such election at any time. The Section 431 Election will be to treat the shares acquired pursuant to the exercise of the stock options as if such shares were not restricted securities (for U.K. tax purposes only). You further agree to execute the Section 431 Election in hard copy even if you have executed the Section 431 Election by virtue of accepting the Option Agreement through the Company's online acceptance.
(h) As a condition of the vesting of the option, you agree to sign, promptly, all documents required by the Company to effect the terms of the foregoing provisions.

IMPORTANT NOTE ON THE JOINT ELECTION FOR TRANSFER OF LIABILITY FOR EMPLOYER NATIONAL INSURANCE CONTRIBUTIONS TO THE EMPLOYEE
As a condition of the vesting of your stock options ("Options") granted under the Snowflake Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), you are required to enter into a joint election to transfer to you any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the Options and in connection with any other options granted to you under the Plan, if any, that may be granted to you under the Plan (the “NIC Joint Election”).
By entering into the Joint Election:
•you agree that any liability for Employer NICs that may arise in connection with or pursuant to the exercise of the Options and the acquisition of shares of common stock of Snowflake Inc. (the “Company”) or other taxable events in connection with the Options will be transferred to you; and
•you authorize the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Option Agreement and/or the NIC Joint Election.
To enter into the NIC Joint Election, please indicate your agreement where indicated on the acceptance screen. Please note that your acceptance indicates your agreement to be bound by all of the terms of the NIC Joint Election.
Please note that even if you have indicated your acceptance of this NIC Joint Election electronically, you may still be required to sign a paper copy of this NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.
Please read the terms of the NIC Joint Election carefully before accepting the Option Agreement and the NIC Joint Election. You should print and keep a copy of this NIC Joint Election for your records.

NIC JOINT ELECTION
SNOWFLAKE INC.
2012 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
(INTERNATIONAL)
ELECTION TO TRANSFER THE EMPLOYER'S LIABILITY FOR
NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
(UK EMPLOYEES)
1. PARTIES
This Election is between:
(A) The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options (“Options”) pursuant to the terms and conditions of the Snowflake Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), and
(B) Snowflake Inc. of 450 Concar Drive, San Mateo, CA 94402, USA (the “Company”), which may grant Options under the Plan and is entering into this Election on behalf of the Employer.
2. PURPOSE OF ELECTION
2.1 This Election relates to all Options granted to Employee under the Plan up to the termination date of the Plan.
2.2 In this Election the following words and phrases have the following meanings:
“Taxable Event” means any event giving rise to Relevant Employment Income.
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from Options on which Employer’s National Insurance Contributions becomes due is defined as:
(i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii) any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A) the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);
(B) the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C) the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.
2.3 This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Option Agreement. This Election will have effect in respect of the Options and any awards which replace or replaced the Options following their grant in circumstances where section 483 of ITEPA applies.
3. ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by electronically accepting or by signing this Election or by accepting the Options, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4. PAYMENT OF THE EMPLOYER’S LIABILITY
4.1 The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii) directly from the Employee by payment in cash or cleared funds; and/or
(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options; and/or
(iv) where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the Options; and/or
(v) by any other means specified in the applicable stock option agreement.
4.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Options to the Employee until full payment of the Employer’s Liability is received.
4.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5. DURATION OF ELECTION
5.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2 This Election will continue in effect until the earliest of the following:
(i) the Employee and the Company agree in writing that it should cease to have effect;
(ii) on the date the Company serves written notice on the Employee terminating its effect;
(iii) on the date HM Revenue and Customs withdraws approval of this Election; or
(iv) after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.3 This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee
The Employee acknowledges that, by accepting the Options (by signing the related Notice of Stock Option Grant in hard copy or by electronically accepting such Notice of Stock Option Grant) or by signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date
Acceptance by the Company
The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

By:	Michael P. Scarpelli
Chief Financial Officer

SCHEDULE OF EMPLOYER COMPANIES
The following Employer(s) shall be covered by the Joint Election:
Snowflake Computing U.K. Limited

Address:	c/o Fieldfisher Riverbank House, 2 Swan Lane London, United Kingdom EC4R 3TT
Corporation Tax Number:	8130300324
Company Registration Number	10611715
PAYE Reference	475/EB57157

SECTION 431 ELECTION
SNOWFLAKE INC.
2012 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
(INTERNATIONAL)
(UK Employees)
Joint Election under s431 ITEPA 2003
for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
1.Two Part Election

Between

the Employee

who has obtained authorized access to the joint election

and

the Company (who is the Employee’s employer)	Snowflake Computing U.K. Limited

of Company Registration Number	10611715
2.Purpose of Election
This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the purposes of income tax and National Insurance contributions (“NICs”), the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable as a result of this election (with PAYE withholding and NICs being applicable where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	All securities

Description of securities	Shares of common stock

Name of issuer of securities	Snowflake Inc.
To be acquired by the Employee on or after the date of this Election under the terms of the Snowflake, Inc. 2012 Equity Incentive Plan.
4.Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5.Declaration
This election will become irrevocable upon the later of its electronic acceptance or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
By accepting the Options (by signing the related Notice of Stock Option Grant in hard copy or by electronically accepting such Notice of Stock Option Grant), you hereby agree (inter alia) to be bound by the terms of this Section 431 Election as set out herein.
Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

SNOWFLAKE INC.
STOCK OPTION GRANT NOTICE
(2012 EQUITY INCENTIVE PLAN)
Snowflake Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:
[1/4th of the shares subject to the option shall vest on the first anniversary of the Vesting Commencement Date; the balance of the shares shall vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date; subject to Optionholder’s Continuous Service.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☑ By cash, check, bank draft, wire transfer or money order payable to the Company
☑ Pursuant to a “broker-assisted exercise,” “same day sale,” or “sell to cover” transaction if the shares are publicly traded
☑ By delivery of already-owned shares if the Shares are publicly traded
☑ If permitted by the Company at the time of exercise, by net exercise
☑ Such other form of consideration as may be permitted by the Plan and as approved by the Company from time to time

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

SNOWFLAKE INC.		OPTIONHOLDER

By:
	Michael P. Scarpelli	Signature
Chief Financial Officer

Date:		Date:

ATTACHMENTS: Option Agreement, 2012 Equity Incentive Plan and Notice of Exercise
______________
1 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option. Nonstatutory Stock Option.

INTERNATIONAL FORM
SNOWFLAKE INC.
STOCK OPTION GRANT NOTICE
(2012 EQUITY INCENTIVE PLAN)
Snowflake Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement including any special terms and conditions for your country of residence set forth in the appendix attached to the Option Agreement as Exhibit A (the “Appendix”), and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:
[1/4th of the shares subject to the option shall vest on the first anniversary of the Vesting Commencement Date; the balance of the shares shall vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date; subject to Optionholder’s Continuous Service.]

Payment:
By one or a combination of the following items as described in the Option Agreement, subject to compliance with applicable laws and any additional terms and conditions in the Option Agreement or Appendix:

☑ By cash, check, bank draft, wire transfer or money order payable to the Company
☑ Pursuant to a “broker-assisted exercise,” “same day sale,” or “sell to cover” transaction if the shares are publicly traded
☑ By delivery of already-owned shares if the Shares are publicly traded
☑ If permitted by the Company at the time of exercise, by net exercise
☑ Such other form of consideration as may be permitted by the Plan and as approved by the Company from time to time

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of options previously granted and delivered to Optionholder under the Plan.

SNOWFLAKE INC.		OPTIONHOLDER

By:
	Michael P. Scarpelli	Signature
Chief Financial Officer

Date:		Date:

ATTACHMENTS: Option Agreement (including Appendix), 2012 Equity Incentive Plan and Notice of Exercise

NOTICE OF EXERCISE

Snowflake Inc.
450 Concar Drive, 4th Floor North
San Mateo, CA 94402	Date of Exercise:
Ladies and Gentlemen:
This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Grant date:

Number of shares as to which option is exercised:

Exercise price per share:	$

Total exercise price:	$

Taxes (if applicable)	$

Total exercise cost:	$
By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the SNOWFLAKE INC. 2012 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.
I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:
I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.
I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.
1.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.
I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.
I acknowledge that I have reviewed the information statement and related materials made available to me under Rule 701(e) of the Securities Act of 1933, as amended.

Very truly yours,

Signature

Print Name:

Address:

Email:

Social Security No.:
2.